UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2022

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 Baker Road, Suite 400 Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NOG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On February 22, 2022, Northern Oil and Gas, Inc. filed a Form 8-K to report certain events under Item 1.01. Due to an inadvertent error, the submission header coding and the text of the header included in the Form 8-K both referred erroneously to Item 2.02 and not to Item 1.01. For the convenience of readers of our reports, this Form 8-K/A is being filed to correct the submission header coding and the text of the header. The content of this Form 8-K/A is otherwise identical to the content of the Form 8-K filed on February 22, 2022.

Item 1.01. Entry into a Material Definitive Agreement.

TRT Governance Agreement

Effective February 18, 2022, Northern Oil and Gas, Inc. (the “Company”) entered into an amended and restated letter agreement (the “New TRT Governance Agreement”), by and among TRT Holdings, Inc., Robert Rowling, Cresta Investments, LLC, Cresta Greenwood, LLC (together, “TRT”) and the Company and, (i) solely for the purpose of the second sentence of Section 1(e) therein, Michael Frantz, Mike Popejoy and Ernie Easley, and (ii) solely for the purpose of acknowledging and agreeing to the deletion of Section 2 of that certain amended and restated letter agreement, dated as of May 15, 2018, Bahram Akradi.

The New TRT Governance Agreement amends and restates the Company’s prior amended and restated letter agreement with the same parties, dated May 15, 2018. Among other things, the New TRT Governance Agreement (i) reduces the number of directors TRT is permitted to nominate to the Company’s Board of Directors (the “Board”) from three to one, (ii) eliminates the requirement that at least one member of the Board nominated by TRT serve on each committee of the Board and (iii) provides that if, at any time, TRT and its affiliates collectively beneficially own less than 5.0% of the outstanding shares of the Company’s common stock, TRT will no longer be entitled to any representation on the Board.

The foregoing description of the New TRT Governance Agreement does not purport to be complete and is qualified in its entirety by reference to such document, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Preferred Stock Repurchases

Effective February 18, 2022, the Company entered into three separate stock repurchase agreements with entities affiliated with TRT, and two other third-parties, pursuant to which the Company has agreed to repurchase an aggregate of 71,894 shares (21,894 of which are from TRT) of the Company’s 6.500% Series A Perpetual Cumulative Convertible Preferred Stock, par value $0.001 per share (“Preferred Stock”), on identical financial terms from each party for an aggregate purchase price of approximately $9.5 million in cash. The Company intends to complete the repurchases of Preferred Stock on February 25, 2022. These repurchases are expected to reduce the Company’s annual preferred dividend payments by approximately $467,000 and additionally reduce the Company’s diluted common stock share count by approximately 316,000 shares.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
Amended and Restated Letter Agreement, dated February 18, 2022, by and among Robert B. Rowling, Cresta Investments, LLC, Cresta Greenwood, LLC, TRT Holdings, Inc., Michael Frantz, Mike Popejoy, Ernie Easley, Bahram Akradi and Northern Oil and Gas, Inc.

104	The cover page from this Current Report on Form 8-K, formatted in inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2022	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Chief Legal Officer and Secretary